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EXHIBIT NO. 10.02 -- AMENDMENT TO STOCKHOLDERS AGREEMENT

     This Amendment to Stockholders Agreement ("Amendment"), dated March 29, 1999, amends the Stockholders Agreement, dated February 11, 1999(the "Stockholders Agreement") by and among Dynamic Information System and Exchange, Inc. ("DiSX"), topjobs.net inc, a Delaware corporation (the "Company"), and topjobs.net plc (formerly, The Corporate Net Limited), a corporation organized under the laws of England and Wales ("TJN").

1.  DiSX, the Company and TJN to hereby agree to ament the provisions of
Section 11.1. 10(b) of the Stockholders Agreement by deleting the phrase "180 day" and inserting in lieu thereof, the term "one (1) year."

2. DiSX, the Company and TJN do further agree to amend the Stockholders Agreement by deleting from Section 11.1.11 of the Stockholders Agreement the phrase "within three months from the Effective Date" ( with reference to the date of completion of TJN's proposed IPO) and inserting in lieu thereof the phrase "by May 15, 1999."

    Except as amended by the immediately preceding paragraphs, all of the terms and conditions of the Stockholders Agreement shall remain in full force and effect and is incorporated by this references herein, as though fully set forth herein at length.

    IN WITNESS WHEREOF, the parties have executed this Amendment, the date and year first above written.

DYNAMIC INFORMATION SYSTEM AND EXCHANGE, INC.
By:/S/ Larry D. Heaps, President

topjobs.net inc

By: /S/ Ross S.  Wolfley, Chief Operating Officer

topjobs.net plc

By: /S/ Brian Mosley, Chief Operating Officer